Exhibit 99.1

Press Release

Silicon Labs Completes Divestiture of Infrastructure & Automotive Business

Transformation to Pure-Play Leader of Secure, Intelligent Wireless Connectivity for the IoT Now Complete

AUSTIN, TX – Jul. 26, 2021 – Silicon Labs (NASDAQ: SLAB) announced today the completion of the divestiture of its Infrastructure & Automotive business to Skyworks Solutions (NASDAQ: SWKS) for $2.75 billion in an all-cash asset transaction.

“I thank the dedicated team at both companies for executing a transformative transaction,” said Silicon Labs CEO Tyson Tuttle. “To my former infrastructure and automotive colleagues, you have not only been a cornerstone of Silicon Labs’ success but also a personal source of pride. We wish you continued successes at Skyworks Solutions.”

The closure officially positions Silicon Labs as a pure-play leader of secure, intelligent wireless connectivity. The company’s leading wireless development platform, unmatched product portfolio, award-winning security technology and robust ecosystem enable it to capitalize on the growing, diverse global IoT market.

Silicon Labs expects to utilize a significant portion of the net proceeds of approximately $2.3 billion after taxes and transaction costs to return approximately $2.0 billion to shareholders through a combination of special dividends and/or share repurchases.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, unmatched ecosystem and robust support make us the ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies and improve lives. Silabs.com

Advisors

Qatalyst Partners served as the exclusive financial advisor to Silicon Labs and DLA Piper served as the company’s legal advisor. Matthews South serves as the company’s capital markets advisor. JP Morgan served as the exclusive financial advisor to Skyworks and Jones Day served as Skyworks’ legal advisor, with Steptoe & Johnson advising on certain legal matters.

Connect with Silicon Labs

Contact the Silicon Labs PR team at pr@silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs' current expectations. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the impact of COVID-19 on the U.S. and global economy, including the restrictions on travel and transportation and other actions taken by governmental authorities and disruptions to the business of our customers or our global supply chain that have occurred or may occur in the future, the ongoing impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs; risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs' distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs' business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs' products and its networks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc.  Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.